UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 27, 2014

GENPACT LIMITED
(Exact Name of Registrant as Specified in Charter)

Bermuda (State or Other Jurisdiction of Incorporation)	001-33626 (Commission File Number)	98-0533350 (IRS Employer Identification No.)
Canon’s Court, 22 Victoria Street Hamilton HM 12, Bermuda (Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (441) 295-2244

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)           The Board of Directors (the “Board”) of Genpact Limited, a Bermuda Company (the “Company”), has appointed Hanspeter Spek to the Board effective March 27, 2014.  Mr. Spek, age 64, spent the majority of his career at pharmaceutical leader Sanofi S.A., where he most recently served as president of Global Operations before retiring in June 2013.  Mr. Spek began his career at Pfizer, where he spent more than 10 years in increasingly responsible product and marketing management roles.  He joined Sanofi in Germany in 1985 and then in France in a number of senior management roles before being named senior vice president of Europe following the merger with Synthélabo in 1999. In 2004, Mr. Spek was appointed executive vice president of Global Pharmaceutical Operations for Sanofi-Aventis and was promoted to president of Global Operations in 2009.

In accordance with the Company’s compensation program for non-employee directors, Mr. Spek will receive an annual retainer of $62,500.  He will also receive a sign-on grant of restricted share units with a value of $180,000 based on the closing share price of a Company common share on the grant date and an annual grant of restricted share units with a value of $120,000 based on the closing share price of a Company common share on the grant date.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENPACT LIMITED

Date: April 2, 2014	By:	/s/ Heather D. White
Heather D. White
Senior Vice President